UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2025

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40263	88-2840659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(800) 231-8527
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GROV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Transition

The Company previously announced the appointment of Tom Siragusa as interim chief financial officer, interim principal financial officer and interim principal accounting officer effective February 16, 2025. The Company also previously announced that the Company and Sergio Cervantes, the Chief Financial Officer of the Company agreed that Mr. Cervantes’ employment would be terminated, effective February 16, 2025 (the “Separation Date”). In connection with Mr. Cervantes’ separation, the Company and Mr. Cervantes entered into a separation and general release agreement on February 14, 2025 (the “Separation Agreement”), which provides that, subject to Mr. Cervantes remaining employed through the Separation Date and his execution of a release of claims in favor of the Company, Mr. Cervantes will be entitled to: (i) a lump sum cash payment equal to 25 weeks of Mr. Cervantes’ base salary; (ii) a cash bonus under the Company’s 2024 Annual Incentive Plan, based on actual performance of the Company; (iii) continued COBRA coverage for up to three months; and (iv) accelerated vesting of the portion of Mr. Cervantes’ outstanding restricted stock unit awards that would have vested on or before May 15, 2025 if Mr. Cervantes had remained employed with the Company through such date.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Scott Giesler
Name:	Scott Giesler
Title:	General Counsel
Dated: February 18, 2025